Exhibit 10.4

Comprehensive Information Technology Services Supplemental Agreement

This Supplemental Information Technology Services Agreement (the “Supplemental Agreement”) is signed by and between the following parties on this day of February 2023 (the “ Effective Date”):

(1)
Shenzhen Jinhui Technology Co., Ltd., whose address is 3201-04, Office Building T5, Qianhai China Resources Financial Center, No. 5035 Menghai Avenue, Nanshan Street, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (the “Service Provider”);

(2)
Waton Securities International Limited (Company No.: 0250537), a company incorporated in Hong Kong with limited liability and its registered office is at Room 3605-6, 36/F, Tower 6, The Gateway, Harbour City, Canton Road, Tsim Sha Tsui, Hong Kong (the “Customer”);

The Service Provider and the Customer are hereinafter collectively referred to as the “ Parties “ and each as a “ Party “.

WHEREAS

A．
The Customer and the Service Provider signed  a comprehensive information technology services agreement (the “Service Agreement”) on February 1, 2021. Pursuant to the Service Agreement, the Customer agreed to appoint the Service Provider, and the Service Provider agreed to accept such appointment to provide services in relation to the Integrated IT Services in accordance with the Service Agreement.

B．	Both the Customer and the Service Provider wish to amend the terms of the Service Agreement in accordance with this Supplemental Agreement.

C．	Both Parties have been properly authorized to enter into this Supplemental Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Amendment of Terms of Service Agreement

The Parties agree that Article 10 of the Service Agreement shall be amended as follows:

" 10. Authorization

Th Customer and the Service Provider agree that payments made under this Agreement are for the sole purpose of acquiring all intellectual property and proprietary rights in the applications created under this Agreement, all rights in the provided software source code, and custom consulting services, and do not compensate the developer for any “work for hire”. The Customer retains all rights in the provided software source code. All intellectual property and proprietary rights in the Applications created under this Agreement shall belong to the Customer and shall transfer to the Customer upon request of the Service Provider after all business obligations have been fulfilled by the Customer. The Customer retains ownership of any data, information or other property stored, preserved, transmitted or otherwise transformed by the applications. The Customer retains the right to distribute, disseminate and otherwise license the applications. The Customer agrees to grant the Service Provider a non-exclusive license to use the provided software source code.

The above amendments shall take effect on the Effective Date. For the avoidance of doubt, other than the above amendments, all other terms of the Service Agreement remain unchanged.

2.	Governing Law and Jurisdiction

This Supplemental Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong. The Parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

3.	Copy of Agreement/Electronic Signature

This Supplemental Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. For purposes of this Supplemental Agreement, a signature signed by fax, email or other electronic media shall have the same validity as an original signature.

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In witness whereof, the Parties have signed this Supplemental Agreement on the date indicated on the first page of this Supplemental Agreement.

The Customer

Signatory:

)
for (and on behalf of))
Waton Securities International Limited	)	/s/ (Company Chop)

witness:

The Service Provider

Signatory:

for (and on behalf of))
Shenzhen Jinhui Technology Co., Ltd.	)	(Company Chop)

witness: